UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 2, 2021
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2021, RealNetworks, Inc. announced that Christine Chambers has been named Chief Financial Officer of the company effective March 1, 2021, replacing Judd Lee who will be transitioning out of the company in March 2021.
Ms. Chambers most recently served as Vice President, Finance for Rosetta Stone Inc, since June 2018. From May 2016 to June 2018, Ms. Chambers served as RealNetworks’ Vice President, Finance. Previously, she served as an independent finance consultant, beginning 2015, and as Deputy Director Budget and Planning at the Bill & Melinda Gates Foundation, from 2013 to 2015. For eight years, from 2005 to 2013, she held several positions within the finance department of RealNetworks. Ms. Chambers holds a Bachelor’s degree in finance from Loughborough University (in the UK) and an M.B.A. from the University of Washington. She is an Associate member of the Chartered Global Management Accountants (CGMA).
In conjunction with her appointment, the Compensation Committee of the Board of Directors of RealNetworks approved certain compensatory arrangements for Ms. Chambers. Specifically, the Compensation Committee approved (i) an annual base salary of $330,000, (ii) a target annual bonus opportunity equal to 75% of her base salary based on the achievement of certain preestablished goals determined by the Compensation Committee, (iii) a guaranteed minimum bonus of $126,000 for fiscal year 2021, (iv) a sign-on bonus of $100,000 that is subject to repayment on a prorated basis if Ms. Chambers voluntarily leaves the company, other than for good reason, with 24 months of her start date, and (v) severance benefits of six months’ base salary and prorated bonus in the event that Ms. Chambers is terminated without cause or resigns for good reason. In addition, within 20 business days of the commencement of her employment with the company, the Compensation Committee will approve an award of stock options to acquire 250,000 shares, which will be scheduled to vest over four years, with 25% vesting one year from the commencement of her employment and 12.5% to vest every six months thereafter, subject to Ms. Chambers’ continued service to the company. The equity award will be granted pursuant to the company’s 2005 Stock Incentive Plan and the standard form of agreement thereunder.
RealNetworks and Ms. Chambers also entered into a change in control severance agreement providing for certain severance benefits whereby in the event the company terminates her employment without cause in connection with a change in control of the company, and subject to certain other provisions set forth in the agreement, she will be entitled to receive 150% of her then-current standard severance-related compensation plus acceleration of vesting by one year of any of her unvested non-performance based equity.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
99.1	Press Release of RealNetworks, Inc. dated February 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: February 2, 2021